UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2014

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200

            N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 5.02

Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2014, Holger Schwab, Regional Vice President – Europe and a named executive officer of Modine Manufacturing Company, entered into an employment agreement with Modine Holding GmbH, Modine Manufacturing Company’s subsidiary in Germany, effective July 1, 2015.  The agreement, which is identical in substance to Mr. Schwab’s current employment agreement that terminates on June 30, 2015, provides that Mr. Schwab will devote his full working time to Modine.  The agreement contains standard terms regarding salary and benefits, duties and termination, among other items.  The employment agreement has a three year term and is governed by German law.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

The following exhibits are being furnished herewith:

10.1

Employment Agreement, dated July 1, 2014, between Modine Holding GmbH and
Holger Schwab, effective as of July 1, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Margaret C. Kelsey Margaret C. Kelsey Vice President, Legal and Corporate Communications General Counsel & Secretary

Date:  July 2, 2014

Exhibit Index

Exhibit No.

Exhibit Description

10.1

Employment Agreement, dated July 1, 2014, between Modine Holding GmbH and Holger Schwab, effective as of July 1, 2015.

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